Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 21, 2022, with respect to the consolidated financial statements of ThredUp Inc. incorporated herein by reference.

/s/ KPMG LLP
San Francisco, California
March 22, 2022